Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the inclusion of our reports dated March 18, 2010 with respect to the consolidated financial statements and schedules of Diversey, Inc., and the effectiveness of internal control over financial reporting of Diversey, Inc., in Amendment No. 1 to the Registration Statement on Form S-4 and the related Prospectus of Diversey, Inc., dated May 5, 2010.

/s/ Ernst & Young LLP
Chicago, Illinois
May 5, 2010